Exhibit 10.1

Date: December 15th 2011

Dear Mr. Matthew Ingham

It is with great pleasure to inform you that JBI is offering you full time employment as JBI’s Corporate Chief Financial Officer.

Base Salary:     $100,000
•	$100,000 to be paid in cash, with a weekly payment of $1,923.08

•	All JBI issued stock will be restricted for a period of 6 months (this is law)

Value Based Management Milestones:

$12,500 worth of JBI shares will be issued on successful completion of Qs, $25,000 if JBI shares if filed on time.
$50, 000 worth of JBI shares will be issued on successful completion of 10Ks, $50,000 worth of JBI shares if filed on time.
Beginning with Calendar year 2012, 50 percent savings of audit fees (comparing 2011 audit and review fees) will be issued in JBI shares
Successful completion of attached job description is a prerequisite and crucial part of value based management

Benefits:
•	Full company health benefits as provided by the new JBI program.

•	A company computer

•	A company cell phone

•	Three week vacation plus company approved holidays

•	Reimbursement for approved expenses, including:

o	Travel expenses

o	Office expenses

o	Publications

You will be subject to a 180 day probationary period.

If you accept the offer please signed below and return to me

Again, I am pleased to offer you JBI’s Corporate CFO position.

Regards

John Bordynuik, CEO                                                                                     Matthew Ingham, CPA

JBI

john@jbi.net